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                                                                  EXHIBIT 10.23




                              EMPLOYMENT CONTRACT


         EMPLOYMENT CONTRACT, dated as of January 1, 1997, between EATERIES, INC., an Oklahoma corporation (the "COMPANY"), and COREY GABLE, an
Oklahoma resident ("GABLE"), residing at 3200 W. Britton Rd. #35, Oklahoma City, OK 73120.

         The Company desires to engage GABLE to perform services for the Company, and GABLE desires to perform such services, on the terms and conditions hereinafter set forth.

          1. Term. The Company agrees to employ GABLE, and GABLE agrees to serve, on the terms and conditions of this Agreement for a period commencing on the date stated above, and ending December 31, 1997, or for such shorter period as may be provided herein (the "Employment Period"). Unless action is taken by the Compensation Committee the contract is automatically extended for successive one year periods at the same terms and conditions. Unless written or oral notice of termination is given by either party prior to expiration of a contract year, the contract is automatically extended for successive one (1) year periods at the same terms and conditions.

          2. Duties and Services. During the Employment Period, GABLE shall be employed in the business of the Company as Interim Vice President of Finance, Treasurer and Chief Financial Officer or other position as may be determined by the Board of Directors, and shall perform services consistent with whatever such position he may hold. In performance of his duties GABLE shall be subject to the direction of the Board of Directors of the Company. GABLE shall be available to travel as the needs of the business require.

          3.     Compensation.

                 (a) Salary. As a compensation for his services hereunder, the Company shall pay GABLE, during the Employment Period, a salary payable in equal bi-weekly installments at the annual rate of $85,000.00, subject to annual re-evaluation by the Board of Directors of the Company. The annual re-evaluation shall be based in part upon the attainment of corporate objectives mutually agreed upon by GABLE and the Board of Directors of the Company.
Nothing contained herein shall preclude GABLE from participating in future executive bonus plans, pension or profit sharing, deferred compensation, stock option, or other employee benefit plans of the Company, if he meets the eligibility requirements therefor.

                 (b) Options. As additional compensation GABLE may in the future, be granted additional nonqualified options at the sole discretion of the Compensation Committee of the Board of Directors of the Company.
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          4.     Expenses and Vacation.  GABLE shall be entitled to
reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular policies and procedures of the Company. GABLE reasonable vacations in accordance with the then regular policies and procedures of the Company governing executives.

          5. Representations and Warranties of GABLE. GABLE represents and warrants to the Company that (a) he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) he is under no physical or mental disability that would hinder his performance of duties under this Agreement.

          6. Confidential Information. All trade secrets, or other proprietary or confidential information which GABLE may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period GABLE is employed by the Company under this Agreement or otherwise relating to the business of the Company or its affiliates shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company. GABLE shall return all tangible evidence of such trade secrets, or other proprietary or confidential information to the Company prior to or at the termination of his employment. "Trade secrets" shall include, but not be limited to recipes developed or utilized by the Company, as well as methods of operations developed and utilized by the Company.

         Additionally, during the Employment Period, GABLE shall not acquire, directly or indirectly, any interest in any restaurants with concepts similar to Company restaurants, unless specifically authorized by the Board or Directors of the Company in writing. Notwithstanding the foregoing, GABLE shall not be prevented from owning any securities of any competitor of the Company which are regularly traded on any national securities exchange or in the over-the-counter market; provided, that the same shall not result in GABLE and his immediate family owning, legally or beneficially, at any time, five percent (5%) or more of the voting securities of any such company. In the event that the provisions of this section should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic, or occupational limitations permitted by applicable law.

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          7.     Termination.  Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Term hereof,

                 (a) either (i) GABLE shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of three months, (ii) GABLE shall be convicted of a felony crime by a court of last resort, (iii) GABLE shall commit any act or omit to take any action in bad faith and to the substantial detriment of the Company, or (iv) GABLE shall breach any term of this Agreement and fail to correct such breach within ten
         (10) days after notice to GABLE by the
         Company of the same, then, and in each case, the Company shall have the right to give notice of termination of GABLE's services hereunder as of a date (not earlier than ten (10) days from such notice in the case of items (ii), (iii) or (iv) and not earlier than three months from such notice in the case of item (i) to be specified in such notice and this Agreement shall terminate on the date so specified; or

                 (b) GABLE shall die, then this Agreement shall terminate on the date of GABLE's death,

In the event of GABLE's death, his estate or designated beneficiary shall receive bi-weekly installments of salary for a period of one year from his death. Nothing contained in this Section 7 shall be deemed to limit any other right the Company may have to terminate GABLE's employment hereunder upon any ground permitted by law.

          8. Merger, Et Cetera. In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Company may elect either of the following options:

                 (a) To assign this Agreement and all of its rights and obligations hereunder to the acquiring of surviving corporation; provided that such corporation shall be capable of assuming and performing and shall assume in writing all of the obligations of the Company hereunder; provided further that the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement; and provided finally that the duties assigned GABLE are commensurate with those held prior to the merger and that a relocation of more than 50 miles from the city limits of the City of Oklahoma City, is not required to fulfill such duties; or

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                 (b)      In addition to its other rights of termination, to
         terminate this Agreement upon at least thirty (30) days' written notice by paying GABLE one half year's salary and at the rate provided in Section 3 and 4 on the date which such termination shall take effect.

                 (c) The options stated in this Section 8 are for the benefit of the Company and the Company may choose not to exercise either of them.

         9. Liquidation Damages. The parties hereto covenant and agree that, in the event the Company shall breach the terms of this Agreement or the Agreement shall terminate under Section 8 (b), it shall pay to GABLE, as liquidated damages for such breach or termination, an amount equal to that which would have been received by him under Section 3(a) and 4 for one half year. Such amount shall be promptly paid upon a determination of breach or termination, and in accordance with the Company's bi-weekly payroll system until such time as above noted amount has been paid in full.

         10. Survival. The covenants, agreements, representation, and warranties contained in or made pursuant to this Employment Contract shall survive GABLE's termination of employment, irrespective of any investigation made by or on behalf of any party.

         11. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt, to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing). Notice to the estate of GABLE shall be sufficient if addressed to GABLE as provided in this Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         13. Waiver. Any waiver by either party of a breach of any provision of this Contract shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any provision in this Agreement. The failure of a party to insist upon strict adherence to any term of this Contract on one or more occasions shall not be considered a

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waiver or deprive that party of the right hereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         14. Binding Effect. GABLE's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of GABLE's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of GABLE and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 8.

         15. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 14).

         16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         17. Counterparts: Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Oklahoma, without given effect to the conflict of laws.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                        EATERIES, INC.:


                                        By: /s/ Vincent F. Orza
                                            -----------------------------------
                                            Vice President


                                        GABLE:


                                           /s/ Corey Gable
                                        ---------------------------------------
                                        COREY GABLE


As approved by a vote of the Compensation Committee of the Board of Directors of Eateries, Inc. on November 10, 1995.